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                                                                 EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Option Plan of DAOU Systems, Inc. of our report dated February 13, 1998 with respect to the supplemental consolidated financial statements of DAOU Systems, Inc. for the year ended December 31, 1997 included in its Current Report on Form 8-K dated May 19, 1998 filed with the Securities and Exchange Commission.



                                       /s/ Ernst & Young LLP

                                       Ernst & Young LLP
San Diego, California
July 23, 1998